Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 20, 2017		574-235-2000

Record Second Quarter Earnings at 1st Source Corporation,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income improved to $16.67 million, 15.13% over the second quarter of 2016 and diluted net income per common share improved to $0.64 from the prior year’s quarter of $0.56.

•	Return on average assets of 1.20% and return on average common shareholders’ equity of 9.59%.

•	Net charge-offs of $0.94 million and nonperforming assets to loans and leases of 0.66%.

•	Average loans and leases grew $203.17 million or 4.95% from the second quarter of 2016.

•	Average deposits grew $154.57 million or 3.59% from the second quarter of 2016.

•	Net interest income increased $3.57 million or 8.44% from the second quarter of 2016.

•	Noninterest income increased $1.84 million or 8.25% from the second quarter of 2016 (increased 5.86% excluding leased equipment depreciation).

•	Noninterest expenses increased $1.07 million or 2.68% from the second quarter of 2016 (relatively flat excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $16.67 million for the second quarter of 2017, an increase of 15.13% compared to $14.48 million reported in the second quarter a year ago, bringing the 2017 year-to-date net income to $32.88 million compared to $28.30 million in 2016, an increase of 16.18%. The year-to-date net income comparison was positively impacted by gains on the sale of investment securities available-for-sale of $1.94 million net of an other than temporary impairment loss of $0.19 million and gains on the sale of fixed assets and leased equipment of $0.59 million. These increases were partially offset by the writedown of fixed assets of $0.41 million and a contribution to the 1st Source Foundation of $0.50 million.
Diluted net income per common share for the second quarter of 2017 was also a record high at $0.64, versus $0.56 in the second quarter of 2016. Diluted net income per common share for the first half of 2017 was $1.26 compared to the $1.08 earned a year earlier.
At its July 2017 meeting, the Board of Directors approved a cash dividend of $0.19 per common share. The cash dividend is payable to shareholders of record on August 7, 2017 and will be paid on August 15, 2017. This brings year-to-date dividends in 2017 to $0.56 per common share, an increase of 3.70% compared to $0.54 per common share at the same time last year.

According to Christopher J. Murphy III, Chairman, “We are very pleased with our record net income in the second quarter as 1st Source Corporation continues to experience healthy growth in loans and leases and deposits. Credit quality remains stable with year-to-date net charge-offs of $367,000 or 0.02% of average loans and leases. Average loans and leases were up a solid 4.95% for the quarter compared to the same period a year ago. Average deposits have held steady with a 3.59% increase from this time last year. Net interest income has increased 8.44% from the second quarter 2016, along with noninterest income increasing 8.25% while noninterest expense growth was held to a 2.68% increase over the same quarter of 2016.”
“In April, we announced an exciting partnership with the South Bend Cubs. 1st Source Bank has a five-year sponsorship of the South Bend Cubs’ Performance Center located at Four Winds Field. This collaboration is an investment for the bank intended to produce new primary relationships and opportunities for growth in our home market.”
“Moreover, we recently completed the reopening of the North Calumet banking center on July 17, 2017. This new branch is a significant rebuild and an enhancement to the client experience and our service offerings in the Valparaiso market.”
“As always, we will continue to help our clients achieve security, build wealth and realize their dreams,” Mr. Murphy concluded.

SECOND QUARTER 2017 FINANCIAL RESULTS
Loans
Average loans and leases of $4.31 billion increased $203.17 million, or 4.95% in the second quarter of 2017 from the year ago quarter and have increased $121.05 million from the first quarter. Year-to-date average loans and leases of $4.25 billion increased $191.32 million, or 4.72% from the first six months of 2016.
Deposits
Average deposits of $4.45 billion grew $154.57 million, or 3.59% for the quarter ended June 30, 2017 from the year ago quarter and have increased $156.01 million, or 3.63% compared to the first quarter. Average deposits for the first six months of 2017 were $4.38 billion, an increase of $150.56 million or 3.56% from the same period a year ago.
Net Interest Income and Net Interest Margin
Second quarter 2017 net interest income of $45.86 million increased $3.57 million, or 8.44% from the second quarter a year ago and increased $2.13 million, or 4.88% from the first quarter.
For the first six months of 2017, tax-equivalent net interest income was $90.51 million, an increase of $6.00 million, or 7.11% compared to the same period a year ago.
Second quarter 2017 net interest margin was 3.53%, an improvement of 12 basis points from the 3.41% for the same period in 2016 and increased 4 basis points from the 3.49% in the first quarter. Second quarter 2017 net interest margin on a fully tax-equivalent basis was 3.57%, an increase of 12 basis points from the 3.45% for the same period in 2016 and improved 4 basis points from the 3.53% in the first quarter.

Net interest margin for the first six months of 2017 was 3.51%, an increase of 10 basis points from the 3.41% for the same period in 2016. Net interest margin on a fully tax-equivalent basis for the first six months of 2017 was 3.55%, an increase of 10 basis points from the 3.45% for the same period in 2016.
Noninterest Income
Noninterest income increased $1.84 million or 8.25% and $3.52 million or 8.01% in the three and six month periods ended June 30, 2017, respectively over the same periods a year ago. The growth in noninterest income during the second quarter and first six months of 2017 from the same periods a year ago was mainly due to gains on the sale of available-for-sale equity securities, higher equipment rental income related to an increase in the average equipment rental portfolio and increased trust and wealth advisory fees, which was offset by reduced partnership gains, resulting from the liquidation of an investment during 2016, lower mutual fund income and monogram fund income and decreased customer swap fees. The rise in noninterest income from the first quarter of 2017 was primarily a result of higher equipment rental income related to an increase in the average equipment rental portfolio, increased trust and wealth advisory fees and an improvement in mortgage banking income offset by a reduction in gains on the sale of available-for-sale equity securities and lower insurance contingent commissions.
Noninterest Expense
Noninterest expense increased $1.07 million or 2.68% and $1.49 million or 1.84% for the three and six months ended June 30, 2017, respectively over the comparable periods a year ago. Excluding depreciation on leased equipment, noninterest expenses were relatively flat for the second quarter and first six months of 2017. The increase in noninterest expense from the same quarter a year ago was primarily due to higher depreciation on leased equipment, increased professional fees and marketing promotions, offset by reduced group insurance claims, lower FDIC insurance assessments and gains on the sale of leased equipment. The increase in noninterest expense for the first six months of 2017 compared to the first six months of 2016 was mainly due to higher depreciation on leased equipment, increased charitable contributions and marketing promotions, and increased professional fees, offset by lower FDIC insurance assessments, reduced group insurance claims, fewer writedowns on fixed assets and gains on the sale of leased equipment.
Credit
The reserve for loan and lease losses as of June 30, 2017 was 2.10% of total loans and leases compared to 2.13% at March 31, 2017 and 2.20% at June 30, 2016. Net charge-offs of $0.94 million were recorded for the second quarter of 2017 compared with net recoveries of $0.11 million in the same quarter a year ago and $0.58 million of net recoveries in the first quarter. Year-to-date net charge-offs of $0.37 million have been recorded in 2017, compared to net recoveries of $0.32 million for the first half of 2016.
The ratio of nonperforming assets to loans and leases was 0.66% as of June 30, 2017, comparable to the 0.49% on June 30, 2016 and the 0.63% on March 31, 2017.

Capital
As of June 30, 2017, the common equity-to-assets ratio was 12.29%, compared to 12.47% at March 31, 2017 and 12.30% a year ago. The tangible common equity-to-tangible assets ratio was 10.98% at June 30, 2017 and 11.11% at March 31, 2017 compared to 10.90% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.43% at June 30, 2017 compared to 12.69% at March 31, 2017 and 12.20% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2017 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
AVERAGE BALANCES
Assets	$5,586,192	$5,437,247	$5,343,630	$5,512,131	$5,276,697
Earning assets	5,205,508	5,075,410	4,986,635	5,140,819	4,925,204
Investments	836,915	839,283	804,856	838,093	799,853
Loans and leases	4,308,276	4,187,231	4,105,111	4,248,088	4,056,772
Deposits	4,454,975	4,298,964	4,300,402	4,377,400	4,226,838
Interest bearing liabilities	3,882,915	3,747,752	3,709,706	3,815,706	3,658,357
Common shareholders’ equity	697,229	683,647	659,092	690,476	654,344

INCOME STATEMENT DATA
Net interest income	$45,861	$43,727	$42,293	$89,588	$83,582
Net interest income - FTE(1)	46,319	44,188	42,753	90,507	84,503
Provision for loan and lease losses	2,738	1,000	2,049	3,738	3,024
Noninterest income	24,136	23,307	22,297	47,443	43,924
Noninterest expense	41,105	41,119	40,034	82,224	80,739
Net income	16,669	16,206	14,479	32,875	28,297

PER SHARE DATA
Basic net income per common share	$0.64	$0.62	$0.56	$1.26	$1.08
Diluted net income per common share	0.64	0.62	0.56	1.26	1.08
Common cash dividends declared	0.19	0.18	0.18	0.37	0.36
Book value per common share	26.96	26.46	25.59	26.96	25.59
Tangible book value per common share(1)	23.73	23.22	22.32	23.73	22.32
Market value - High	50.78	49.11	34.83	50.78	34.83
Market value - Low	43.58	42.15	30.32	42.15	27.01
Basic weighted average common shares outstanding	25,927,032	25,903,397	25,853,537	25,915,280	25,888,534
Diluted weighted average common shares outstanding	25,927,032	25,903,397	25,853,537	25,915,280	25,888,534

KEY RATIOS
Return on average assets	1.20%	1.21%	1.09%	1.20%	1.08%
Return on average common shareholders’ equity	9.59	9.61	8.84	9.60	8.70
Average common shareholders’ equity to average assets	12.48	12.57	12.33	12.53	12.40
End of period tangible common equity to tangible assets(1)	10.98	11.11	10.90	10.98	10.90
Risk-based capital - Common Equity Tier 1(2)	12.43	12.69	12.20	12.43	12.20
Risk-based capital - Tier 1(2)	13.58	13.88	13.41	13.58	13.41
Risk-based capital - Total(2)	14.88	15.18	14.73	14.88	14.73
Net interest margin	3.53	3.49	3.41	3.51	3.41
Net interest margin - FTE(1)	3.57	3.53	3.45	3.55	3.45
Efficiency ratio: expense to revenue	58.72	61.34	61.98	60.00	63.32
Efficiency ratio: expense to revenue - adjusted(1)	54.66	57.81	58.76	56.20	60.50
Net charge offs to average loans and leases	0.09	(0.06)	(0.01)	0.02	(0.02)
Loan and lease loss reserve to loans and leases	2.10	2.13	2.20	2.10	2.20
Nonperforming assets to loans and leases	0.66	0.63	0.49	0.66	0.49

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
END OF PERIOD BALANCES
Assets	$5,687,230	$5,501,526	$5,486,268	$5,447,911	$5,379,938
Loans and leases	4,381,314	4,234,862	4,188,071	4,179,417	4,152,763
Deposits	4,482,036	4,336,976	4,333,760	4,377,038	4,325,084
Reserve for loan and lease losses	91,914	90,118	88,543	88,897	91,458
Goodwill and intangible assets	83,848	83,960	84,102	84,244	84,386
Common shareholders’ equity	699,202	685,934	672,650	670,259	661,756

ASSET QUALITY
Loans and leases past due 90 days or more	$178	$344	$416	$611	$275
Nonaccrual loans and leases	15,923	18,090	19,907	19,922	12,579
Other real estate	710	916	704	551	452
Repossessions	13,052	8,121	9,373	8,089	7,619
Equipment owned under operating leases	21	27	34	43	107
Total nonperforming assets	$29,884	$27,498	$30,434	$29,216	$21,032
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
ASSETS
Cash and due from banks	$63,473	$58,429	$58,578	$58,944
Federal funds sold and interest bearing deposits with other banks	12,561	33,687	49,726	14,297
Investment securities available-for-sale	850,314	836,682	850,467	814,258
Other investments	24,238	22,458	22,458	21,973
Mortgages held for sale	16,204	8,409	15,849	15,924
Loans and leases, net of unearned discount:
Commercial and agricultural	876,404	843,757	812,264	759,175
Auto and light truck	512,021	430,489	411,764	457,586
Medium and heavy duty truck	290,687	290,167	294,790	273,674
Aircraft	787,516	783,523	802,414	822,842
Construction equipment	539,097	512,545	495,925	484,354
Commercial real estate	720,078	723,623	719,170	715,932
Residential real estate and home equity	526,592	522,772	521,931	506,369
Consumer	128,919	127,986	129,813	132,831
Total loans and leases	4,381,314	4,234,862	4,188,071	4,152,763
Reserve for loan and lease losses	(91,914)	(90,118)	(88,543)	(91,458)
Net loans and leases	4,289,400	4,144,744	4,099,528	4,061,305
Equipment owned under operating leases, net	144,509	127,323	118,793	119,312
Net premises and equipment	54,783	55,167	56,708	54,506
Goodwill and intangible assets	83,848	83,960	84,102	84,386
Accrued income and other assets	147,900	130,667	130,059	135,033
Total assets	$5,687,230	$5,501,526	$5,486,268	$5,379,938

LIABILITIES
Deposits:
Noninterest-bearing demand	$979,801	$966,903	$991,256	$944,626
Interest-bearing deposits:
Interest-bearing demand	1,519,419	1,418,395	1,471,526	1,391,823
Savings	832,341	839,257	814,326	779,899
Time	1,150,475	1,112,421	1,056,652	1,208,736
Total interest-bearing deposits	3,502,235	3,370,073	3,342,504	3,380,458
Total deposits	4,482,036	4,336,976	4,333,760	4,325,084
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	148,109	176,079	162,913	161,826
Other short-term borrowings	158,474	103,666	129,030	44,150
Total short-term borrowings	306,583	279,745	291,943	205,976
Long-term debt and mandatorily redeemable securities	70,438	85,479	74,308	64,738
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	70,207	54,628	54,843	63,620
Total liabilities	4,988,028	4,815,592	4,813,618	4,718,182

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2017, March 31, 2017, December 31, 2016, and June 30, 2016, respectively	436,538	436,538	436,538	436,538
Retained earnings	314,889	303,009	290,824	270,744
Cost of common stock in treasury (2,270,350, 2,282,044, 2,329,909, and 2,342,904 shares at June 30, 2017, March 31, 2017, December 31, 2016, and June 30, 2016, respectively)	(54,662)	(54,940)	(56,056)	(56,357)
Accumulated other comprehensive income	2,437	1,327	1,344	10,831
Total shareholders’ equity	699,202	685,934	672,650	661,756
Total liabilities and shareholders’ equity	$5,687,230	$5,501,526	$5,486,268	$5,379,938

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Interest income:
Loans and leases	$48,032	$44,884	$43,891	$92,916	$86,627
Investment securities, taxable	3,370	3,514	3,040	6,884	6,120
Investment securities, tax-exempt	677	683	697	1,360	1,389
Other	319	291	309	610	600
Total interest income	52,398	49,372	47,937	101,770	94,736
Interest expense:
Deposits	4,511	3,734	3,790	8,245	7,561
Short-term borrowings	272	227	119	499	280
Subordinated notes	1,055	1,055	1,055	2,110	2,110
Long-term debt and mandatorily redeemable securities	699	629	680	1,328	1,203
Total interest expense	6,537	5,645	5,644	12,182	11,154
Net interest income	45,861	43,727	42,293	89,588	83,582
Provision for loan and lease losses	2,738	1,000	2,049	3,738	3,024
Net interest income after provision for loan and lease losses	43,123	42,727	40,244	85,850	80,558
Noninterest income:
Trust and wealth advisory	5,627	5,001	5,108	10,628	9,731
Service charges on deposit accounts	2,464	2,239	2,276	4,703	4,383
Debit card	2,986	2,750	2,816	5,736	5,415
Mortgage banking	1,304	947	1,115	2,251	2,161
Insurance commissions	1,310	1,767	1,233	3,077	2,796
Equipment rental	7,586	6,832	6,517	14,418	12,590
Gains (losses) on investment securities available-for-sale	465	1,285	(209)	1,750	(199)
Other	2,394	2,486	3,441	4,880	7,047
Total noninterest income	24,136	23,307	22,297	47,443	43,924
Noninterest expense:
Salaries and employee benefits	20,712	21,345	21,194	42,057	42,545
Net occupancy	2,368	2,594	2,307	4,962	4,808
Furniture and equipment	5,108	4,793	4,811	9,901	9,601
Depreciation - leased equipment	6,296	5,680	5,444	11,976	10,545
Professional fees	1,672	1,077	1,190	2,749	2,409
Supplies and communication	1,345	1,250	1,374	2,595	2,882
FDIC and other insurance	573	623	911	1,196	1,790
Business development and marketing	1,501	1,652	1,025	3,153	2,005
Loan and lease collection and repossession	329	636	385	965	812
Other	1,201	1,469	1,393	2,670	3,342
Total noninterest expense	41,105	41,119	40,034	82,224	80,739
Income before income taxes	26,154	24,915	22,507	51,069	43,743
Income tax expense	9,485	8,709	8,028	18,194	15,446
Net income	$16,669	$16,206	$14,479	$32,875	$28,297
Per common share:
Basic net income per common share	$0.64	$0.62	$0.56	$1.26	$1.08
Diluted net income per common share	$0.64	$0.62	$0.56	$1.26	$1.08
Cash dividends	$0.19	$0.18	$0.18	$0.37	$0.36
Basic weighted average common shares outstanding	25,927,032	25,903,397	25,853,537	25,915,280	25,888,534
Diluted weighted average common shares outstanding	25,927,032	25,903,397	25,853,537	25,915,280	25,888,534

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$707,373	$3,370	1.91%	$708,249	$3,514	2.01%	$678,849	$3,040	1.80%
Tax exempt(1)	129,542	983	3.04%	131,034	994	3.08%	126,007	1,012	3.23%
Mortgages held for sale	11,325	115	4.07%	8,155	81	4.03%	11,100	110	3.99%
Loans and leases, net of unearned discount(1)	4,308,276	48,069	4.48%	4,187,231	44,953	4.35%	4,105,111	43,926	4.30%
Other investments	48,992	319	2.61%	40,741	291	2.90%	65,568	309	1.90%
Total earning assets(1)	5,205,508	52,856	4.07%	5,075,410	49,833	3.98%	4,986,635	48,397	3.90%
Cash and due from banks	61,801			59,967			60,786
Reserve for loan and lease losses	(91,044)			(90,222)			(90,107)
Other assets	409,927			392,092			386,316
Total assets	$5,586,192			$5,437,247			$5,343,630

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,503,444	4,511	0.52%	3,345,670	3,734	0.45%	3,380,208	3,790	0.45%
Short-term borrowings	236,716	272	0.46%	267,823	227	0.34%	204,828	119	0.23%
Subordinated notes	58,764	1,055	7.20%	58,764	1,055	7.28%	58,764	1,055	7.22%
Long-term debt and mandatorily redeemable securities	83,991	699	3.34%	75,495	629	3.38%	65,906	680	4.15%
Total interest-bearing liabilities	3,882,915	6,537	0.68%	3,747,752	5,645	0.61%	3,709,706	5,644	0.61%
Noninterest-bearing deposits	951,531			953,294			920,194
Other liabilities	54,517			52,554			54,638
Shareholders’ equity	697,229			683,647			659,092
Total liabilities and shareholders’ equity	$5,586,192			$5,437,247			$5,343,630
Less: Fully tax-equivalent adjustments		(458)			(461)			(460)
Net interest income/margin (GAAP-derived)(1)		$45,861	3.53%		$43,727	3.49%		$42,293	3.41%
Fully tax-equivalent adjustments		458			461			460
Net interest income/margin - FTE(1)		$46,319	3.57%		$44,188	3.53%		$42,753	3.45%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$707,809	$6,884	1.96%	$675,419	$6,120	1.82%
Tax exempt(1)	130,284	1,977	3.06%	124,434	2,025	3.27%
Mortgages held for sale	9,748	196	4.05%	10,119	205	4.07%
Loans and leases, net of unearned discount(1)	4,248,088	93,022	4.42%	4,056,772	86,707	4.30%
Other investments	44,890	610	2.74%	58,460	600	2.06%
Total earning assets(1)	5,140,819	102,689	4.03%	4,925,204	95,657	3.91%
Cash and due from banks	60,889			59,818
Reserve for loan and lease losses	(90,635)			(89,476)
Other assets	401,058			381,151
Total assets	$5,512,131			$5,276,697

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,424,992	8,245	0.49%	3,317,235	7,561	0.46%
Short-term borrowings	252,183	499	0.40%	218,153	280	0.26%
Subordinated notes	58,764	2,110	7.24%	58,764	2,110	7.22%
Long-term debt and mandatorily redeemable securities	79,767	1,328	3.36%	64,205	1,203	3.77%
Total interest-bearing liabilities	3,815,706	12,182	0.64%	3,658,357	11,154	0.61%
Noninterest-bearing deposits	952,408			909,603
Other liabilities	53,541			54,393
Shareholders’ equity	690,476			654,344
Total liabilities and shareholders’ equity	$5,512,131			$5,276,697
Less: Fully tax-equivalent adjustments		(919)			(921)
Net interest income/margin (GAAP-derived)(1)		$89,588	3.51%		$83,582	3.41%
Fully tax-equivalent adjustments		919			921
Net interest income/margin - FTE(1)		$90,507	3.55%		$84,503	3.45%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2017	2017	2016	2017	2016
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$52,398	$49,372	$47,937	$101,770	$94,736
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	152	150	145	302	285
(C)	- Tax exempt investment securities	306	311	315	617	636
(D)	Interest income - FTE (A+B+C)	52,856	49,833	48,397	102,689	95,657
(E)	Interest expense (GAAP)	6,537	5,645	5,644	12,182	11,154
(F)	Net interest income (GAAP) (A-E)	45,861	43,727	42,293	89,588	83,582
(G)	Net interest income - FTE (D-E)	46,319	44,188	42,753	90,507	84,503
(H)	Annualization factor	4.011	4.056	4.022	2.017	2.011
(I)	Total earning assets	$5,205,508	$5,075,410	$4,986,635	$5,140,819	$4,925,204
	Net interest margin (GAAP-derived) (F*H)/I	3.53%	3.49%	3.41%	3.51%	3.41%
	Net interest margin - FTE (G*H)/I	3.57%	3.53%	3.45%	3.55%	3.45%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$45,861	$43,727	$42,293	$89,588	$83,582
(G)	Net interest income - FTE	46,319	44,188	42,753	90,507	84,503
(J)	Plus: noninterest income (GAAP)	24,136	23,307	22,297	47,443	43,924
(K)	Less: gains/losses on investment securities and partnership investments	(477)	(1,314)	(743)	(1,791)	(1,853)
(L)	Less: depreciation - leased equipment	(6,296)	(5,680)	(5,444)	(11,976)	(10,545)
(M)	Total net revenue (GAAP) (F+J)	69,997	67,034	64,590	137,031	127,506
(N)	Total net revenue - adjusted (G+J–K–L)	63,682	60,501	58,863	124,183	116,029
(O)	Noninterest expense (GAAP)	41,105	41,119	40,034	82,224	80,739
(L)	Less:depreciation - leased equipment	(6,296)	(5,680)	(5,444)	(11,976)	(10,545)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	(462)	—	(462)	—
(Q)	Noninterest expense - adjusted (O–L–P)	34,809	34,977	34,590	69,786	70,194
	Efficiency ratio (GAAP-derived) (O/M)	58.72%	61.34%	61.98%	60.00%	63.32%
	Efficiency ratio - adjusted (Q/N)	54.66%	57.81%	58.76%	56.20%	60.50%

		End of Period
		June 30,	March 31,	June 30,
		2017	2017	2016
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$699,202	$685,934	$661,756
(S)	Less: goodwill and intangible assets	(83,848)	(83,960)	(84,386)
(T)	Total tangible common shareholders’ equity (R–S)	$615,354	$601,974	$577,370
(U)	Total assets (GAAP)	5,687,230	5,501,526	5,379,938
(S)	Less: goodwill and intangible assets	(83,848)	(83,960)	(84,386)
(V)	Total tangible assets (U–S)	$5,603,382	$5,417,566	$5,295,552
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.29%	12.47%	12.30%
	Tangible common equity-to-tangible assets ratio (T/V)	10.98%	11.11%	10.90%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$699,202	$685,934	$661,756
(W)	Actual common shares outstanding	25,935,324	25,923,630	25,862,770
	Book value per common share (GAAP-derived) (R/W)*1000	$26.96	$26.46	$25.59
	Tangible common book value per share (T/W)*1000	$23.73	$23.22	$22.32

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